Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Agreement, made and entered effective as of the 30th day of April, 2013, by and between Continental Equities, LLC a New York limited liability corporation ("Assignor"), John David Roberts("Assignee") and Players Network, a Nevada corporation ("Borrower").

WHEREAS, Assignor, owns all right, title and interest of an 8% Negotiable Convertible Promissory Note issued by the Borrower in the original principal amount of $50,000, and issued on August 9, 2012 (the "Note") , and as of the date of this Agreement the aggregate principal amount due under the Note inclusive of accrued and unpaid interest is $27,644.00; and

WHEREAS, Assignor wishes to assign and Assignee wishes to purchase Assignor’s right, title and interest in the balance ($27,644.00) of the debt evidenced by the Note, subject to the Borrower's consent to this assignment of this Note.

NOW THEREFORE, in consideration of transfer of the sum of $30,961 (the "Fee") and the covenants set forth herein, the parties hereto agree as follows:

1.	Assignment. Assignor agrees to assign, transfer and convey unto Assignee (in the denominations set forth on the signature page hereto) all of Assignor's rights and interests in the balance ($27,644.00) due under the Note. Assignee shall deliver the Note to the Assignee and cause the Borrower to consent the assignment of the Note to the Assignee against payment in good funds by the Assignee of the Fee.

2.	Representations of Assignor. Assignor represents to the Assignee, that:

a.	Assignor is the lawful owner of the Note, free and clear of all liens, encumbrances, restrictions and claims of every kind; has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Note so owned pursuant to this Agreement; the delivery to Assignee of the Note pursuant to the provisions of this Agreement will transfer to Assignee valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind;

b.	Assignor has not taken any action in breach of either the purchase agreement under which Assignor acquired the Note or any other agreement affecting the enforceability of the Note.

c.	The Borrower has no defenses to the enforcement or collectability of the Note.

d.	The Borrower has agreed to the assignment of the Note, and acknowledges that the Note qualifies for tacking of the holding period for purposes of Rule 144 of the Securities Act of 1933, as amended to the original issue date of the Note which was August 9, 2012.

1

e.	Assignor is not an "affiliate" of the Borrower as defined in the rules adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

f.	Assignor shall provide an affidavit of lost securities in the event it is unable to locate the original Note and acknowledges that payment in full of the Fee is evidence of the lawful assignment and assumption of the Note by Assignee.

3.	Representations of the Assignee. Assignee represents and warrants to the Assignor that:

a.	it has made an independent investigation of the Borrower and is not relying on any representations of the Borrower or Assignor except as set forth in the Company's filings under the Securities Exchange Act of 1934 and in this Agreement;

b.	it is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 and is acquiring the Note for investment purposes; and

c.	it understands that the Note and the securities issuable upon the conversion of the Note will bear a customary legend restricting resales of the securities represented thereby unless such securities are registered under the Securities Act of 1933 or an exemption is available therefrom.

4.	Further Assurances. Assignor agrees to execute and deliver at the request of the Assignee, all papers, instruments, and assignments, and to perform any other reasonable acts the Assignee may require in order to vest all Assignor's rights, title, and interest in and to the said Note and/or to provide evidence to support any of the foregoing in the event such evidence is deemed necessary by the Assignee, to the extent such evidence is in the possession or control of the Assignor.

5.	Governing Law. This Agreement and any disputes arising hereunder shall be construed and interpreted in accordance with the laws of New York.

6.	Binding Effect. This Assignment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including but not limited to any person who acquires substantially all of the assets of any party. Assignee may assign its rights hereunder without any further approval required.

2

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

ASSIGNOR

Without Recourse
Continental Equities LLC

By: /s/ Alan Masley
Name: Alan Masley
Title: Head of Investment

ASSIGNEE

By: /s/ John David Roberts
Name: John David Roberts
Title: Investor

ACKNOWLEDGED AND AGREED TO

THIS 30TH DAY OF APRIL, 2013

PLAYERS NETWORK

By: /s/ Mark Bradley

Name: Mark Bradley

Title: CEO

3